UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2020, Unitil Corporation (the “Company”) announced the hiring of Robert B. Hevert, 60, as Senior Vice President, effective as of July 23, 2020. The Company expects that its Board of Directors will appoint Mr. Hevert to the position of Senior Vice President, Chief Financial Officer (“CFO”) and Treasurer of the Company at its meeting on July 29, 2020, to be effective on July 31, 2020. In accordance with Article VI of the Company’s by-laws, the term of office of each of the Company’s officers (including Mr. Hevert) is until the first meeting of the Board of Directors after the next annual meeting of shareholders, and until such officer’s successor shall have been chosen and qualified.

Mr. Hevert most recently served as Partner and Practice Area Leader of Rates, Regulation and Planning at ScottMadden, Inc. (an energy and corporate & shared services consulting firm), where he has practiced since June 2016. Mr. Hevert was founder and Managing Partner of Sussex Economic Advisors, LLC (a management consulting and economic advisory firm) from 2012 until it was acquired by ScottMadden, Inc. in June 2016, and President of Concentric Energy Advisors, Inc. (an energy consulting firm) from 2002 until 2012. Mr. Hevert also served in senior positions at Navigant Consulting, Inc. (a management consulting firm that was acquired by Guidehouse) from 1997 until 2002, and as Vice President and Assistant Treasurer at Bay State Gas Company (a supplier of retail natural gas), where he served from 1987 until 1997. Mr. Hevert holds a degree in business and economics from the University of Delaware and an MBA from the University of Massachusetts at Amherst, and Mr. Hevert is a CFA® Charterholder.

Also on June 18, 2020, the Company announced it expects that Laurence M. Brock, 67, who has served as the interim CFO and Treasurer since March 16, 2020, will step down as CFO and Treasurer at the Board of Directors meeting on July 29, 2020, to be effective on July 31, 2020, but will remain as a Senior Vice President and will work directly with Mr. Hevert in order to ensure a smooth transition. Mr. Brock also served as the Company’s Controller and Chief Accounting Officer from June 2005 until March 2020, and was Vice President and Controller from 1995 until 2005. Mr. Brock is a Certified Public Accountant in the state of New Hampshire.

Item 7.01	Regulation FD Disclosure

A press release announcing the Company’s hiring of Mr. Hevert is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press Release dated June 18, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Laurence M. Brock
Name:	Laurence M. Brock
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: June 24, 2020